UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

We mailed a Proxy Statement on or about May 15, 2019 to our stockholders of record as of April 22, 2020 in connection with our Annual Meeting of Stockholders, which was held virtually (online) on June 12, 2020. At the Meeting, the stockholders voted on four matters as follows: (i) election of directors, and all five of the nominees (two Class I Directors (Berman, Xiaoqiang) and three Class II Directors (Cascade, Levine, Shoghi)) were elected, (ii) the adoption of an amendment to our Amended and Restated Certificate of Incorporation to implement a reverse stock split of our outstanding common stock in the ratio of 1-for-10, which was approved, (iii) the ratification of our auditors, which was approved, and (iv) an advisory vote concerning compensation of our named executive officers, which was approved.

The first matter was the election of the members of the Board of Directors. All of the nominees received a majority of the votes cast and were elected and the tabulation of the votes (both in person and by proxy) was as follows:

Nominees for Directors	For	Withheld

Stephen G. Berman	18,277,195	234,024
Zhao Xiaoqiang	18,328,914	182,305
Joshua Cascade	18,291,892	219,327
Carole Levine	18,291,900	219,319
Alexander Shoghi	18,187,192	324,027

There were 6,840,338 broker held non-voted shares represented at the Meeting with respect to this matter.

The second matter upon which the stockholders voted was the proposal to approve an amendment to our Amended and Restated Certificate of Incorporation to implement a reverse stock split of our outstanding common stock in the ratio of 1-for-10. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

21,880,949	3,216,585	254,023

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

The third matter upon which the stockholders voted was the proposal to ratify the appointment by the Board of Directors of BDO USA, LLP, as our independent certified public accountants for 2020, which matter was approved. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

24,260,369	856,370	234,818

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

The fourth matter upon which the stockholders voted was an advisory vote to approve the compensation of our named executive officers, which matter was approved. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

16,229,056	2,220,374	61,789

There were 6,840,338 broker held non-voted shares represented at the Meeting with respect to this matter.

Item 8.01. Other Events.

On June 12, 2020, the Company received a $6,205,860 loan (the “PPP Loan”) under the Paycheck Protection Program (the “PPP”) within the Coronavirus Aid Relief and Economic Security Act (the “CARES Act”). The terms of the PPP Loan are subject to the CARES Act which includes, among other terms, interest at a rate of 1.00% per annum and monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The PPP Loan is subject to events of default and other provisions customary for a loan of this type. The PPP provides that the PPP Loan may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The Company intends to use the entire PPP Loan amount for qualifying expenses and to apply for forgiveness of the loan in accordance with the terms of the CARES Act. The PPP Loan may be forgivable, partially or in full, if certain conditions are met, principally based on having been disbursed for permissible purposes and maintaining certain average levels of employment and payroll as required by the CARES Act. While the Company intends to use the proceeds of the PPP Loan only for permissible purposes, we can provide no assurances that we will be eligible for forgiveness of the PPP Loan, in whole or in part.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: June 16, 2020
	By:	/s/ JOHN L. KIMBLE
John L. Kimble, CFO